Exhibit 5.1

50 West Liberty Street, Suite 750 Reno, Nevada 89501 Main 775.323.1601 Fax 775.348.7250	A Professional Law Corporation

July 17, 2020

The Board of Directors

Innovative Payment Solutions, Inc.

19355 Business Center Drive, #9

Northridge, CA 91324

Re:	Innovative Payment Solutions, Inc. - Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed on even date by Innovative Payment Solutions, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission with respect to the registration of up to an aggregate of 34,285,712 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) with Cavalry Fund I LP (“Investor”) and the Registration Rights Agreement (“Registration Rights Agreement”) each dated June 30, 2020 pursuant to which Common Stock that were issued to the Investor under the terms of the Purchase Agreement are required to be registered. The 34,285,712 shares of Common Stock consist of the following: (i) 17,142,856 shares of Common Stock (the “Notes Shares”) issuable upon conversion of two 10% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) 17,142,856 shares of Common Stock (the “Warrant Shares”) underlying two five-year warrants (the “Warrants”).

As Nevada counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We have made such examination as we have deemed necessary for the purpose of this opinion.  Based upon such examination, it is our opinion, that: : (i) the Notes Shares have been duly and validly authorized, and when issued, sold and paid for upon conversion of the Notes in accordance with the terms of the Notes and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable, and (ii) the Warrant Shares have been duly and validly authorized, and when issued, sold and paid for upon exercise of the Warrants in accordance with the terms of the Warrants and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

July 17, 2020

Page Two

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Purchase and Sale Agreement. In connection with this opinion we have examined and relied on the representations and warranties as to factual matters in the Registration Statement. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

This opinion is given as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ PARSONS BEHLE & LATIMER